Exhibit 10(vii)

SECURED PROMISSORY NOTE

$465,000.00

New York, New York                                                                                               March 31, 2010

FOR VALUE RECEIVED, the undersigned, ComCam, International Inc.  (the "Maker"), hereby promises to pay, in lawful money of the United States of America, to the order of Paul Higbee  (the "Payee"), on March 31, 2012, at the office of the Payee at 175 Elmsley Court, Ridgewood, NJ 07450  (or at such other address as the holder of this Note may specify from time to time by written notice given to the Maker at the Maker’s office at 1140 McDermott Drive, Suite 200, West Chester, Pennsylvania 19380, Attention:  Don Gilbreath (or at such other address as the Maker may specify from time to time by written notice given to the Payee (the “Payee’s Address”))) (the “Maker’s Address”), the principal sum of $465,000.00, together with interest (computed on the basis of a 360-day year of twelve 30-day months) on the outstanding principal amount of this Note at a rate of 8% per annum until the principal shall have become due and payable, and thereafter to pay interest (so computed) at a rate per annum equal to 150% of the rate per annum set forth above on any overdue principal and, to the extent permitted by applicable law, on any overdue interest, until the same shall be paid.

Principal, or any portion thereof, may be prepaid at any time without penalty, but with accrued and unpaid interest to the date of prepayment.  All payments shall be applied first to accrued and unpaid interest and thereafter to principal.

            The Maker hereby grants the Payee a security interest in all the Maker’s Intellectual Property (as defined below), now or hereafter acquired, and all proceeds thereof, to secure the payment and performance of all the Maker’s liabilities and obligations under this Note. The Maker shall have all the rights of a secured party under the New York Uniform Commercial Code.  The Maker shall take such action and execute and  deliver such documents and instruments as the Payee may request from time to time in order to perfect the security interest granted under this paragraph.    “Intellectual Property” means all the following in any jurisdiction throughout the world:  (a) patents, patent applications, and patent disclosures; (b) trademarks, service marks, trade dress, trade names, corporate names, logos, and slogans (and all translations, adaptations, derivations, and combinations of the foregoing) and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations and applications for any of the foregoing; (e) trade secrets, confidential information, know-how, and inventions; (f) computer software (including, but not limited to, source code, executable code, data, databases, and documentation); and (g) all other intellectual property.

            The Maker hereby appoints the Payee his attorney-in-fact, in the Maker’s name, place, and stead, to execute and deliver all agreements, documents, and instruments the Payee determines from time to time in good faith are required to carry out the provisions of the immediately preceding paragraph.  This power of attorney is irrevocable, and is coupled with an interest.

Failure or delay of the Payee to assert any right or remedy herein shall not be deemed a waiver of such right or remedy or of any other right hereunder.  A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.  No single, partial, or other exercise of any right or remedy by the Payee shall preclude any other or future exercise thereof.  No waiver by the Payee will be effective, unless it is in writing and signed by the Payee.

This Note may not be changed or terminated orally, nor may any of its provisions be waived, except by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.

This Note and the legality, validity, and performance of the terms hereof shall be governed  by and enforced, determined, and construed in accordance with the internal laws of the State of New York applicable to commercial contracts, transactions, and obligations entered into, and to be performed in, New York, and without giving effect to the conflict of laws principles thereof.

            The Maker hereby irrevocably submits to the jurisdiction of the Supreme Court of the State of New York, New York County, in connection with any claim or controversy under this Note.

            The Maker hereby agrees to be bound by any expedited process or procedure in effect from time to time under New York law for the enforcement by the Payee of its rights under this Note.

The Maker shall pay all costs of collection (including reasonable counsel fees and disbursements),  if default is made in payment of this Note,  and,  in addition,  shall reimburse the

Payee for all costs and expenses in connection with the preparation and negotiation of this Note.

Any notice under this Note shall be in writing and shall be considered given when mailed by registered mail, return receipt requested, as follows: if to the Maker, to it at the Maker’s Address;  and, if to the Payee, to it at the Payee’s Address.

The Maker acknowledges that, except as set forth in this Note, neither the Maker nor the Payee has entered into any agreement with the other with respect to the subject matter of this Note or with respect to any financing of the Maker’s or its subsidiary’s business.

COMCAM, INTERNATIONAL, INC.

By: /s/ Don Gilbreath

      Don Gilbreath

      Chief Executive Officer